UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
February 8, 2024
(Date of the earliest event reported)
Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices) (Zip Code)
661-723-7723
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on February 8, 2024, at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Simulations Plus, Inc. (the “Company”), the Company’s shareholders approved an amendment (the “Plan Amendment”) to the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), to increase the number of shares of common stock authorized for issuance thereunder from 1,550,000 shares to 2,500,000 shares. The Plan Amendment was previously approved by the Board of Directors (the “Board”) of the Company, subject to shareholder approval, on October 19, 2023. The Plan Amendment became effective on February 8, 2024 following receipt of shareholder approval.

Additional information regarding the Plan Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 22, 2023, which information is incorporated herein by reference. Such information and the foregoing description of the Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment to 2021 Equity Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders:

On February 8, 2024, the Company held the Annual Meeting in a virtual format. At the Annual Meeting, 14,786,576 or approximately 74%, of the Company’s 19,965,900 issued and outstanding shares of common stock entitled to vote as of December 13, 2023, the record date for the Annual meeting, were represented by proxy. The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement and are incorporated by reference herein.

The final voting results on the proposals presented for shareholder approval at the Annual Meeting were as follows:

1. Proposal No. 1: To elect five individuals to serve on the Company’s Board until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified, subject to prior death, resignation, or removal.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Walter Woltosz	13,261,269	187,879	1,337,428
Dr. John K. Paglia	13,233,814	215,334	1,337,428
Sharlene Evans	13,301,624	147,524	1,337,428
Dr. Daniel Weiner	13,223,857	225,291	1,337,428
Lisa LaVange	13,225,460	223,688	1,337,428

As a result, each of the foregoing individuals were elected to serve as directors on the Company’s Board until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified, subject to prior death, resignation, or removal.

2. Proposal No. 2: To ratify the selection of Rose, Snyder & Jacobs LLP as the independent registered public accounting firm for the Company for the fiscal year ending August 31, 2024. This proposal was approved based upon the following votes:

Votes For	Votes Against	Votes Abstaining
14,691,828	88,690	6,058

3. Proposal No. 3: To approve an amendment to the 2021 Plan to increase the number of shares authorized for issuance thereunder from 1,550,000 shares to 2,500,000 shares of common stock of the Company. This proposal was approved based upon the following votes:
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Votes For	Votes Against	Votes Abstaining
12,504,641	913,457	31,050

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

10.1    Second Amendment to 2021 Equity Incentive Plan, of Simulations Plus, Inc., dated February 8, 2024.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: February 12, 2024	By: /s/ Will Frederick
Will Frederick
Chief Financial Officer and Chief Operating Officer
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